UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2004 (July 12, 2004)

ADVANCED MAGNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File No. 0-14732	04-2742593
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

61 Mooney Street Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 497-2070

Item 5.   Other Events.

On July 12, 2004, Advanced Magnetics, Inc. (the “Company”) announced that the Board of Directors elected Michael N. Avallone, CPA, as Chief Financial Officer of the Company. Mr. Avallone will be assuming the responsibilities of James A. Matheson, Vice President of Finance who will be stepping down to focus on other opportunities.

Mr.  Avallone (age 52) brings more than 30 years of senior-level financial management experience to the Company, including demonstrated success in internal and external financial reporting, strategic planning, compliance, corporate leadership, and daily operations in highly regulated environments. Mr. Avallone most recently served as Vice President of Finance and Chief Financial Officer of Boston Biomedica, Inc., a publicly-traded biotech and medical products company, since March 2004. He previously served as Corporate Controller (August 2000-March 2004) and Assistant Treasurer (June 2001-March 2004) of Boston Biomedica, Inc. Prior to 2000, Mr. Avallone held a number of executive positions in accounting and finance at NSTAR (formerly BEC Energy) and supervised an audit staff at PricewaterhouseCoopers (formerly Coopers & Lybrand). He holds degrees from Boston College and Bentley College Graduate School.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MAGNETICS, INC.
By: /s/ Jerome Goldstein Name: Jerome Goldstein Title: Chairman, President and CEO

Dated: July 12, 2004